EXHIBIT 10.7

Southern Graphics Inc.

626 West Main Street, Suite 500

Louisville, Kentucky 40202

(502) 637-5443

August 9, 2006

Henry R. Baughman

626 West Main Street

Suite 500

Louisville, Kentucky 40202

Dear Mr. Baughman,

Please refer to the Southern Graphics Inc. Stockholders Agreement dated as of December 30, 2006 (the “Stockholders Agreement”), your Joinder Agreement to the Stockholders Agreement dated February 1, 2006 (the “Joinder Agreement”) and the Stock Subscription Agreement dated as of February 2, 2006 between Southern Graphics Inc. and yourself (the “Subscription Agreement”). Capitalized terms used in this letter and not otherwise defined in this letter shall have the meaning given to them in the Stockholders Agreement.

This will confirm that, provisions of the Stockholders Agreement, the Joinder Agreement and the Subscription Agreement to the contrary notwithstanding, if you retire from active employment with SGS International, Inc. and its subsidiaries after December 30, 2008, any Unvested Incentive Securities held by you at the time of your retirement will become Vested Incentive Securities effective upon your retirement. All other provisions of the Stockholders Agreement, the Joinder Agreement and the Subscription Agreement remain in effect in accordance with their terms.

Please acknowledge your agreement with the foregoing by signing below and return a copy of this letter to the undersigned.

Very truly yours,

SOUTHERN GRAPHICS INC.

By	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President and Secretary

Agreed to and accepted:

/s/ Henry R. Baughman
Henry R. Baughman